EXHIBIT 99


(1) The filing of this Form 3 shall not be construed as an admission that (i) Jefferies Group, Inc. ("Group") is or was for the purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), the beneficial owner of the shares of common stock, par value $0.001 (the "Common Stock"), of RAM Energy Resources, Inc. (the "Issuer") and/or the warrants to purchase shares of Common Stock ("Warrants"), held for the accounts of Jefferies & Company, Inc. ("Jefferies") or Jefferies High Yield Trading, LLC ("Trading"), or (ii) Jefferies or Jefferies High Yield Holdings, LLC ("Holdings") is or was for the purposes of Section (16)(a) of the Act, the beneficial owner of the shares of Common Stock and/or Warrants held for the account of Trading. Pursuant to Rule 16a-1 under the Act, Group, Jefferies and Holdings disclaim such beneficial ownership.

(2) Jefferies and Trading received shares of Common Stock and Warrants pursuant to the Agreement and Plan of Merger, by and among the Issuer, Ascent Acquisition Corp. and Ascent Energy Inc. ("Ascent"), dated as of October 16, 2007 (the "Merger Agreement"), and the Note Holder Payoff and Recapitalization Agreement, dated as of October 16, 2007, by and among Ascent, South Louisiana Property Holdings, Inc. and the other parties listed on the signature pages thereto (the "Recapitalization Agreement"). Jefferies and Trading received the shares of Common Stock and Warrants reported herein upon the consummation of the transactions contemplated by the Merger Agreement and the Recapitalization Agreement on November 29, 2007. Prior to the consummation of the transactions contemplated by the Merger Agreement, Jefferies held one (1) share of Common Stock, which it purchased in the ordinary course of business.

(3) Jefferies holds these shares of Common Stock and Warrants indirectly through the account of Trading. Jefferies has a service agreement withTrading, pursuant to which Trading has granted to Jefferies the power to vote or direct the vote, and to dispose or to direct the disposition of the shares of Common Stock and Warrants reported herein which are held for the account of Trading and, in such capacity, may be deemed to beneficially own the shares of Common Stock and Warrants reported herein which are held for the account of Trading. Holdings is the sole owner of Trading, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are held for the account of Trading. Jefferies Group is the sole owner of Jefferies and a member of Holdings, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are held for the accounts of Jefferies and Trading.

(4) Each of (i) ING Barings Global Leveraged Equity Plan Ltd. ("ING Barings"), which beneficially owns 125,910 shares of Common Stock and 41,560 Warrants; (ii) ING Barings U.S. Leveraged Equity Plan LLC ("ING US"), which beneficially owns 292,221 shares of Common Stock and 96,456 Warrants; and (iii) ING Furman Selz Investors III L.P. ("Furman" and, together with ING Barings and ING US, collectively, "Jefferies Capital Partners"), which beneficially owns 960,904 shares of Common Stock and 317,174 Warrants, may be considered an affiliate of the Reporting Persons, and the Reporting Persons may be deemed to beneficially own the shares of Common Stock held by Jefferies Capital Partners. In addition, the Reporting Persons and Jefferies Capital Partners may coordinate their decisions or actions relating to the holding, voting and/or disposition of the shares of Common Stock beneficially owned by each entity. Each of the Reporting Persons expressly disclaims (a) beneficial ownership of the shares of Common Stock beneficially owned by Jefferies Capital Partners and (b) that the Reporting Persons and Jefferies Capital Partners constitute a "group" or "person" for purposes of Section 13 of the Act.


JEFFERIES & COMPANY, INC.



By: /s/ Roland T. Kelly
   ---------------------------------
Name:  Roland T. Kelly
Title: Senior Vice President and
       Associate General Counsel



JEFFERIES GROUP, INC.



By: /s/ Roland T. Kelly
   ---------------------------------
Name:  Roland T. Kelly
Title: Assistant Secretary



JEFFERIES HIGH YIELD TRADING, LLC



By: /s/ Robert J. Welch
   ---------------------------------
Name:  Robert J. Welch
Title: Chief Financial Officer



JEFFERIES HIGH YIELD HOLDING, LLC



By: /s/ Robert J. Welch
   ---------------------------------
Name:  Robert J. Welch
Title: Chief Financial Officer